SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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          MORGAN STANLEY            MORGAN STANLEY CAPITAL TRUST IV
    (Exact Name of Registrant          (Exact Name of Registrant
   as Specified in Its Charter)           as Specified in its
             DELAWARE                    Certificate of Trust)
    (State of Incorporation or                  DELAWARE
          Organization)                 (State of Incorporation
            36-3145972                      or Organization)
         (I.R.S. Employer                      13-7303058
       Identification No.)                  (I.R.S. Employer
                                          Identification No.)

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                                    ------------------------------------------

1585 Broadway
New York, New York                                 10036
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(Address of Principal Executive                  (Zip Code)
Offices)


If this form relates to the         If this form relates to the
registration of a class of          registration of a class of
securities pursuant to Section      securities pursuant to
12(b) of the Exchange Act and       Section 12(g) of the Exchange Act and is
is effective pursuant to General    effective pursuant to General Instruction
Instruction A.(c), please           A.(d), please check the following box. | |
check the following box. |X|


Securities Act registration statement file numbers to which this form relates:
333-83616 and 333-83616-04
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------

Capital Securities (and the             New York Stock Exchange, Inc.
Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                         ----------------------------
                               (Title of class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

      The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of Morgan Stanley Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Morgan Stanley.

      For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Capital Securities" and "Description of Guarantees" in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-83616 and 333-83616-04) filed with the Securities and Exchange Commission (the "Commission") on March 1, 2002, as amended by Amendment No. 1 thereto filed with the Commission on June 11, 2002, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), and (b) "Description of Capital Securities" and "Description of Guarantee" in the prospectus supplement which will be filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.

Item 2.    Exhibits.

2.1        Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust, dated February 12, 1998 (referenced in Exhibit 4-ll to the Registration Statement, and incorporated by reference to Exhibit 4-e to Registration Statement No. 333-46403).

2.3 Certificate of Amendment of Certificate of Trust of the Trust, dated September 24, 2001 (incorporated by reference to Exhibit 4-mm to the Registration Statement).

2.4 Trust Agreement of the Trust, dated February 12, 1998 (referenced in Exhibit 4-tt to the Registration Statement, and incorporated by reference to Exhibit 4-j to Registration Statement No. 333-46403).

2.5        Amendment No. 1, dated as of September 24, 2001, to
           Trust Agreement of the Trust (incorporated by reference to Exhibit 4-uu to the Registration Statement).

2.6 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (referenced in Exhibit 4-zz to the Registration Statement, and incorporated by reference to Exhibit 4-l to Registration Statement No. 333-46403).

2.7 Form of Capital Securities Guarantee (referenced in Exhibit 4-ddd to the Registration Statement, and incorporated by reference to
           Exhibit 4-x to Registration Statement No. 333-46403).



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

2.8 Junior Subordinated Indenture, dated March 1, 1998, between Morgan Stanley and The Bank of New York, as trustee (referenced in Exhibit 4-aaa to the Registration Statement, and incorporated by reference to Exhibit 4.1 to Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998).

2.9 Form of Capital Security (referenced in Exhibit 4-bbb to the Registration Statement, and incorporated by reference to Exhibit 4-v to Registration Statement No. 333-46403).

2.10 Form of Junior Subordinated Debenture (referenced in Exhibit 4-ccc to the Registration Statement, and incorporated by reference to
           Exhibit 4-w to Registration Statement No. 333-46403).

2.11 Form of Underwriting Agreement for Capital Securities (incorporated by reference to Exhibit 1-c to the Registration Statement).



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

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 14, 2003

                               MORGAN STANLEY CAPITAL TRUST IV

                               By:  Morgan Stanley
                                    as Depositor


                               By:  /s/ Alexander C. Frank
                                    ---------------------------
                                    Name:   Alexander C. Frank
                                    Title:  Treasurer

                               MORGAN STANLEY

                               By:  /s/ Alexander C. Frank
                                    ---------------------------
                                    Name:   Alexander C. Frank
                                    Title:  Treasurer



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